Exhibit 10.3


THIS LOAN AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY, INCLUDING THE RIGHT TO DEMAND PAYMENT HEREUNDER AND TO ENFORCE ANY INSTRUMENTS SECURING THIS LOAN AGREEMENT, ARE MADE EXPRESSLY SUBJECT AND SUBORDINATE TO CERTAIN RIGHTS OF THE HOLDER(S) OF THE INDEBTEDNESS AND OTHER OBLIGATIONS OWING FROM TIME TO TIME BY HAROLD'S STORES, INC. AND CERTAIN OF ITS SUBSIDIARIES PURSUANT TO A LOAN AND SECURITY AGREEMENT ENTERED INTO AS OF FEBRUARY 5, 2003, BETWEEN HAROLD'S STORES, INC. AND CERTAIN OF ITS SUBSIDIARIES AND WELLS FARGO RETAIL FINANCE II, LLC, AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED AND SUPPLEMENTED FROM TIME TO TIME, ALL AS MORE PARTICULARLY PROVIDED PURSUANT TO THE TERMS OF THE SUBORDINATION AND INTERCREDITOR AGREEMENT ENTERED INTO IN AUGUST 2006, AMONG HAROLD'S STORES, INC. AND CERTAIN OF ITS SUBSIDIARIES, RONHOW, LLC AND WELLS FARGO RETAIL FINANCE II, LLC, AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED AND SUPPLEMENTED FROM TIME TO TIME, THE TERMS OF WHICH SUBORDINATION AND INTERCREDITOR AGREEMENT BY THIS REFERENCE ARE MADE A PART OF THIS LOAN AGREEMENT. PAYEE AND EACH OTHER HOLDER, ASSIGNEE OR TRANSFEREE OF THIS LOAN AGREEMENT, BY ACCEPTANCE HEREOF, AGREE TO BE BOUND BY SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT.

                           SUBORDINATED LOAN AGREEMENT

         THIS SUBORDINATED LOAN AGREEMENT ("Agreement"), dated as of August 31, 2006, is made and entered into on the terms and conditions hereinafter set forth, by and between HAROLD'S STORES, INC., an Oklahoma corporation ("Borrower"), and RONHOW, LLC, a Georgia limited liability company ("Lender").

                                    RECITALS:

         WHEREAS, Borrower has requested that Lender make available to Borrower a term loan in the original principal amount of up to Ten Million Dollars ($10,000,000) (the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

         WHEREAS, in order to induce Lender to make the Loan to Borrower, Borrower has made certain representations to Lender; and

         WHEREAS, Lender, in reliance upon the representations and inducements of Borrower, has agreed to make the Loan upon the terms and conditions hereinafter set forth.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                                    ARTICLE 1
                                    THE LOAN

1.1 Evidence of Loan Indebtedness and Repayment. Subject to the terms and conditions contained herein, the Lender shall make advances under the Loan to Borrower by wire transfer in immediately available funds. The Loan shall be evidenced by a Subordinated Secured Promissory Note in the original principal amount of Ten Million Dollars ($10,000,000), dated of even date herewith, executed by Borrower in favor of Lender (the "Note"). The Loan shall be payable in accordance with the terms of the Note. The Note, this Agreement and any other instruments and documents executed by Borrower or any guarantor of Borrower now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note are herein individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents." The term "Obligations" as used herein shall refer to (a) all obligations of Borrower under this Agreement and the Note and (b) all future advances made by Lender for taxes, levies, insurance and preservation of the collateral securing Borrower's obligations under the Loan Documents and all attorneys' fees, court costs and expenses of whatever kind incident to the collection of any of such obligations and the enforcement and protection of the security interest created by the other Loan Documents.

1.2 Advances under the Loan. Subject to satisfaction of the conditions specified in Section 4.1 of this Agreement and the provisions of
         Section 1.4, Lender shall make an initial advance under the Loan of $4,700,000, and upon Borrower's request, shall make an additional advance of $300,000. Thereafter, Lender shall not be obligated to make any further advance to Borrower under the Loan. Any such further advance shall be made at Lender's sole discretion and subject to such conditions as Lender shall specify.

1.3 Prepayment. Borrower may prepay the indebtedness evidenced by the Note in whole or in part at any time and from time to time, without penalty or premium.

1.4 Use of Proceeds. Borrower shall use the proceeds of the initial advance under the Loan to pay principal and interest due under the Senior Loan. The additional advance of $300,000 will be deposited in a deposit account maintained by Borrower that is not swept by the Senior Lender and may be used for analysis and funding of Borrower's deregistration under the Securities Exchange Act of 1934 in a manner approved by Borrower's Board of Directors (and subject in any case to Board approval of such deregistration). If such $300,000 is not fully used in analysis of and/or funding of such deregistration, Borrower shall use such remaining amount to pay principal and interest due under the Senior Loan.

1.5 Subordinated Loan. The obligations of Borrower under this Loan Agreement and the obligations of the Guarantors under the Subordinated Guaranty are subordinated to certain obligations of Borrower and the Guarantors pursuant to the terms of a

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

         Subordination and Intercreditor Agreement, dated as of even date herewith, entered into by and among Lender, Borrower, Guarantors and Wells Fargo Retail Finance II, LLC, as Agent for the lenders under the Senior Loan Agreement (the "Intercreditor Agreement"). Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to them in the Intercreditor Agreement.

1.6 Security. The Loan shall be secured by (i) a Subordinated Guaranty, dated as of even date herewith, made by each of the entities listed on Exhibit A to this Agreement (each, a "Guarantor" and collectively, the "Guarantors") and (ii) the grant by Borrower and each of the Guarantors of a subordinated security title, lien or security interest in all of the "Collateral" now owned or hereafter acquired by Borrower and each Guarantor as such term is defined in the Senior Loan Agreement and the Senior Guaranty. As soon as reasonably practicable after the date hereof, Borrower shall, and shall cause each of the Guarantors, to make, execute, endorse, acknowledge and deliver any and all documents and instruments reasonably requested by Lender to effectuate and evidence the grant by Borrower and the Guarantors of such subordinated security title, lien or security interest in such "Collateral" and to perfect and maintain the validity and priority of such security title, liens and security interests, including, without limitation such stock pledge, copyright, trademark and other security agreements, collateral access agreements bailee acknowledgements, processor agreements and landlord consents as Lender shall reasonably request, all on such terms and conditions as are reasonably satisfactory to Lender and consistent with the terms of the Intercreditor Agreement.


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

2.1 Borrower's Representations. Borrower hereby represents and warrants to Lender as follows:

                  (a) Corporate Status. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma; and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on Borrower's financial condition or its ability to conduct its business in the manner now conducted.

                  (b) Subsidiaries. Schedule 2.1(b) hereto is a complete list of each corporation, partnership, joint venture or other business organization (the "Subsidiary" or, with respect to all such organizations, the "Subsidiaries ") in which Borrower or any Subsidiary owns, directly or indirectly, any capital stock or other equity interest, or with respect to which Borrower or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by Borrower. Each

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

         Subsidiary which is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary which is not a corporation is, duly organized and validly existing under the laws of the jurisdiction of its organization. The outstanding capital stock of each Subsidiary which is a corporation is validly issued, fully paid and nonassessable. Borrower and the Subsidiaries have good and valid title to the equity interests in the Subsidiaries shown as owned by each of them on
         Schedule 2.1(b), free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind, other than under the Senior Loan Documents. Except where otherwise indicated herein or unless the context otherwise requires, any reference to Borrower herein shall include Borrower and all of its Subsidiaries.

                  (c) Authorization. Borrower has full legal right, power and authority to conduct its business and affairs. Borrower has full legal right, power and authority to enter into and perform its obligations under the Loan Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which Borrower is a party, and the performance by Borrower of its obligations thereunder are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action properly taken and Borrower has received all necessary governmental approvals, if any, that are required. The officer(s) executing this Agreement, the Note and all of the other Loan Documents to which Borrower is a party are duly authorized to act on behalf of Borrower.

                  (d) Validity and Binding Effect. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

                  (e) Capitalization. The authorized capital stock of Borrower consists of 25,000,000 shares of common stock, $0.01 par value (the "Common Stock"), of which 6,223,508 shares (excluding 205 shares held in treasury) are issued and outstanding, and 1,000,000 shares of Preferred Stock, $0.01 par value, 500,000 shares of which are presently designated as Amended Series 2001-A Preferred Stock (the "Amended Series 2001-A Preferred"), 300,000 shares of which are presently designated as Series 2002-A Preferred Stock (the "Series 2002-A Preferred"), 100,000 share of which are presently designated as series 2003-A Preferred Stock (the "Series 2003-A Preferred"), 75,000 shares of which are presently designated as Series 2006-A Preferred Stock (the "Series 2006-A Preferred") and 25,000 shares of which are presently designated as Series 2006-B Preferred Stock (the "Series 2006-B Preferred"). There are currently 341,296 shares of Amended Series 2001-A Preferred, 227,372 shares of Series 2002-A Preferred, 55,673 shares of Series 2003-A Preferred and 25,000 shares of Series 2006-A Preferred issued and outstanding. There are 20,000 shares and 30,000 shares of Series 2003-A Preferred and Series 2006-A Preferred, respectively, reserved for issuance upon exercise of options granted to RonHow, LLC to convert certain loan participations into such shares. All issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal and state securities law. Borrower has reserved all of its authorized but unissued shares of Common Stock (other than shares reserved for issuance under the 2002 Performance and Equity Incentive Plan) for issuance as Underlying Common Stock and has reserved the balance of the authorized shares of each series of Preferred Stock for issuance as Dividend Stock on the respective series.

                  (f) No Conflicts. Consummation of the transactions contemplated hereby and the performance of the obligations of Borrower under and by virtue of the Loan Documents do not conflict with, and will not result in any breach of, or constitute a default or trigger a lien under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which Borrower is a party or by which Borrower or its respective properties may be bound or affected or to which Borrower has not obtained an effective waiver.

                  (g) Litigation. There are no actions, suits, arbitrations, administrative hearings or other proceedings pending, or, to the knowledge of Borrower threatened, against or affecting Borrower or any of Borrower's property, which individually or in the aggregate, if adversely determined would have a material adverse effect on Borrower's financial condition or its ability to conduct its business in the manner now conducted, or involving the validity or enforceability of any of the Loan Documents at law or in equity, or before any governmental or administrative agency.

                  (h) Financial Statements. The most recent financial statements of Borrower filed with the Securities Exchange Commission are true and correct in all material respects, have been prepared on the basis of generally accepted accounting principles consistently applied, and fairly present the financial condition of Borrower as of the date(s) thereof. No material adverse change has occurred in the financial condition of Borrower since the date(s) thereof, and no additional borrowings have been made by Borrower since the date(s) thereof other than advances under the Senior Loan.

                  (i) Other Agreements, No Defaults. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, including but not limited to this Agreement and the other Loan Documents, and no other default or event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any of same.

                  (j) Debt. Schedule 2.1(j) is a complete and correct list of all credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit

         (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of its properties is in any manner directly or contingently obligated and the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in Schedule 2.1(j).

                  (k) Taxes. Borrower has filed or caused to be filed all tax returns that are required to be filed (except for returns that have been appropriately extended), and has paid, or will pay when due, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against Borrower or any of its property.


                                    ARTICLE 3
                            COVENANTS AND AGREEMENTS

         Borrower covenants and agrees that during the term of this Agreement:

3.1 Payment of Obligations. Borrower shall pay the indebtedness evidenced by the Note according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Borrower to Lender under the Loan Documents and any extensions, modifications, consolidations and/or renewals thereof.

3.2      Financial Statements and Reports.  Borrower shall furnish to Lender

                  (a) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Borrower, an audited balance sheet of Borrower as of the close of such fiscal year, an audited statement of operations of Borrower as of the close of such fiscal year and an audited statement of cash flows for Borrower for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by an unqualified audit report prepared by an independent certified public accountant acceptable to Lender showing the financial condition of Borrower at the close of such fiscal year and the results of its operations during such fiscal year and accompanied by a certificate of the President of Borrower, stating that to the best of the knowledge of such officer, Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower proposes to take in connection therewith),

                  (b) within forty-five (45) days of the end of each quarter, a balance sheet of Borrower as of

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

         the close of such quarter and a statement of operations of Borrower as of the close of such quarter, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes and subject to year-end adjustments), and

                  (c) with reasonable promptness, such other financial data, including without limitation, accounts receivable agings, as Lender may reasonably request.

3.3 Maintenance of Books and Records; Inspection. Borrower shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and after reasonable notice from Lender permit Lender, its officers and employees and any professionals designated by Lender in writing, at Borrower's expense, to visit and inspect any of its properties, corporate books and financial records, and to discuss its accounts, affairs and finances with Borrower or the principal officers of Borrower during reasonable business hours, all at such times as Lender may reasonably request; provided that no such inspection shall materially interfere with the conduct of Borrower's business.

3.4 Taxes and Assessments. Borrower shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that Borrower in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves in accordance with generally accepted accounting principles are maintained with respect thereto.

3.5 Corporate Existence. Borrower shall maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

3.6 Compliance with Law and Other Agreements. Except where the failure to do so would not materially adversely affect Borrower's operations, properties, financial condition or its ability to fulfill its obligations under the Loan Documents, Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound. Without limiting the foregoing, Borrower shall pay all of its indebtedness promptly in accordance with the terms thereof.

3.7 Notice of Default: Perceived Breach. Borrower shall give written notice to Lender of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

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

3.8 Notice of Litigation. Borrower shall give notice, in writing, to Lender of (a) any actions, suits or proceedings, instituted by any persons whomsoever against Borrower or affecting any of the assets of Borrower wherein the amount at issue is in excess of Fifty Thousand Dollars ($50,000) and (b) any dispute, not resolved within sixty (60) days of the commencement thereof, between Borrower on the one hand and any governmental regulatory body on the other hand, which dispute might materially interfere with the normal operations of Borrower.

3.9 Conduct of Business. Borrower will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement.

3.10 Guaranties; Loans. Without the prior written consent of Lender, Borrower shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or entity whatsoever, except for the endorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business. Without the prior written consent of Lender, Borrower shall not make any loan, advance or extension of credit to any person other than in the normal course of its business.

3.11 Debt. Without the prior written consent of Lender, Borrower shall not create, incur, assume or suffer to exist indebtedness of any description whatsoever, excluding:

                  (a) the indebtedness evidenced by the Note;

                  (b) the endorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business;

                  (c) trade payables incurred in the ordinary course of business;

                  (d) the indebtedness listed on Schedule 2.1(j) hereto;

                  (e) purchase money indebtedness and any refinancings, renewals or extensions thereof or of indebtedness permitted under clause (d), in each case to the extent permitted under the Senor Loan Agreement; and

                  (f) any refinancing, renewal or extension of the Senior Loan as contemplated by the Intercreditor Agreement.

3.12 No Liens. Without prior the written consent of Lender, Borrower shall not create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its assets, now owned or hereafter acquired, except the following permitted liens (the "Permitted Liens"):

                  (a) liens in favor of Lender;

                  (b) liens permitted under the Senior Debt Documents.

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

3.13 Mergers, Consolidations, Acquisitions and Sales. Without the prior written consent of Lender, except for any Qualified De-registration Transaction (as defined in the Senior Loan Agreement), Borrower shall not (a) be a party to any merger, consolidation or corporate reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor (c) sell, transfer, convey, or lease all or any substantial part of its assets, nor (d) create any Subsidiaries nor convey any of its assets to any Subsidiary.

                                    ARTICLE 4
                              CONDITIONS TO CLOSING

4.1 Closing of the Loan. The obligation of Lender to fund the Initial Advance under the Loan on the date hereof (the "Closing Date") is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

                  (a) Borrower shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required by this Agreement.

                  (b) Borrower shall have delivered to Lender a Note executed by Borrower, in form and substance satisfactory to Lender.

                  (c) Borrower shall have delivered to Lender a Stock Purchase Warrant executed by Borrower, in form and substance satisfactory to Lender.

                  (d) Borrower shall have delivered to Lender an Option Agreement, executed by Borrower, in form and substance satisfactory to Lender, granting to Lender an option to purchase shares of Borrower's Series 2006-B Preferred Stock in exchange for forgiveness of principal and accrued and unpaid interest under the Loan, on terms and conditions satisfactory to Lender.

                  (e) Borrower shall have delivered to Lender a Subordinated Guaranty executed by Guarantors, in form and substance satisfactory to Lender.

                  (f) Borrower shall have delivered to Lender a Subordinated Security Agreement executed by Borrower and Guarantors, in form and substance satisfactory to Lender.

                  (g) Borrower shall have delivered to Lender copies of the corporate charter and other publicly filed organizational documents of Borrower and each Guarantor, certified by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower or such Guarantor is incorporated.

                  (h) Borrower shall have delivered to Lender certified copies of all corporate action taken by Borrower and each Guarantor, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Loan Documents.

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

                  (i) Borrower shall have delivered to Lender a certificate as to the legal existence and good standing of the Borrower and each Guarantor, issued by the Secretary of State or other appropriate public official in the jurisdiction in which the Borrower or such Guarantor is incorporated.

                                    ARTICLE 5
                              DEFAULT AND REMEDIES

5.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

                  (a) Default in the payment of the principal of or interest on the indebtedness evidenced by the Note in accordance with the terms of the Note, which default is not cured within five (5) days;

                  (b) Any misrepresentation by Borrower or any Guarantor as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrower or any Guarantor of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

                  (c) Failure of Borrower or any Guarantor to perform any of its obligations, covenants or agreements under this Agreement, the Note or any of the other Loan Documents;

                  (d) Borrower or any Guarantor (i) shall generally not pay or shall be unable to pay its debts as such debts become due, or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or
         (iv) shall have had any such petition or application filed or any such proceeding commenced against it that is not dismissed within thirty
         (30) days, or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

                  (e) An Event of Default (as defined in the Senior Debt Documents) shall occur under any of the Senior Debt Documents;

                  (f) Borrower or any Guarantor shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any other indebtedness of Borrower or any Guarantor now or hereafter owed to Lender; or

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

                  (g) Borrower or any Guarantor shall have defaulted and continue to be in default in the timely payment of or performance of any covenant relating to any other indebtedness or obligation, which in the aggregate exceeds two hundred fifty thousand Dollars ($250,000) or materially adversely affects Borrower's or such Guarantor's operations, properties or financial condition.

         With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (ten (10) days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Borrower given in accordance with the provisions hereof, provided, however, that this provision shall not require notice to Borrower and an opportunity to cure any Curable Default of which Borrower has had actual knowledge for the requisite number of days set forth.

5.2 Acceleration of Maturity; Remedies. Upon the occurrence of any Event of Default described in subsection 5.1(d), the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Note:

                  (a) Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Note and all of the other Loan Documents; and

                  (b) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

5.3 Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

5.4 Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised, if none is specified, or if the remedy is provided by this Agreement, then as follows:

                  First, to the costs and expenses, including without limitation reasonable attorneys' fees and disbursements, incurred by Lender in connection with the exercise of its remedies;

                  Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

                  Third, to the payment of the Obligations of Borrower, including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Note, in such order of priority as Lender shall determine in its sole discretion; and

                  Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

                                    ARTICLE 6
                                   TERMINATION

6.1 Termination of this Agreement. This Agreement shall remain in full force and effect until the payment in full by Borrower of the Obligations, at which time Lender shall cancel the Note and deliver it to Borrower; provided, however, that the indemnities provided in
         Section 7.17 shall survive the termination of this Agreement.


                                    ARTICLE 7
                                  MISCELLANEOUS

7.1 Performance By Lender. If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorneys' fees), with interest thereon at the highest default rate provided in the Note, shall be immediately repaid to Lender by Borrower and shall constitute a part of the Obligations. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

7.2 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

7.3 Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses incurred by Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes and reasonable attorneys' fees, promptly upon demand of Lender. Borrower further agrees to pay all of the out-of-pocket costs and expenses incurred by Lender in connection with the collection of the Loan, amendment to the Loan Documents, or prepayment of the Loan, including but not limited to reasonable attorneys' fees, promptly upon demand of Lender.

7.4 Assignment. The Note, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Borrower shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior written consent of Lender.

7.5 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

7.6 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

7.7 Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement, the Note or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and other charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Note and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

7.8 Article and Section Headings; Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

7.9 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The Address of Lender is:        RonHow, LLC
                                 3290 Northside Parkway, Suite 250
                                 Atlanta, Georgia 30302
                                 Attention:  Bob Anderson
                                 Telecopy No.:  678-553-3911

with a copy to:                  Sutherland Asbill & Brennan LLP
                                 999 Peachtree Street, N.E.
                                 Atlanta, Georgia 30309-3996
                                 Attention:  Robert Pile
                                 Telecopy No.:  404-853-8806

The Address of Borrower is:      Harold's Stores, Inc.
                                 765 Asp Avenue
                                 Norman, Oklahoma 73069
                                 Attention: Jodi Taylor, Chief Financial Officer
                                 Telecopy No.: 405-366-2538

with a copy to:                  Crowe & Dunlevy
                                 2500 South McGee Street, Suite 140
                                 Norman, Oklahoma 73072-6705
                                 Attention: Gary C. Rawlinson
                                 Telecopy No.: 405-360-4002

7.10 Entire Agreement. This Agreement and the other Loan Documents between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Loan Documents by Borrower were not based upon any fact or material provided by Lender, nor was Borrower induced or influenced to enter into this Agreement or the other Loan Documents by any representation, statement, analysis or promise by Lender.

7.11 Governing Law and Amendments. This Agreement shall be construed and enforced under the laws of the State of Georgia applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

7.12 Survival of Representations and Warranties. All representations and warranties contained herein or in any of the Loan Documents or made by or furnished on behalf of Borrower in connection herewith or in any Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents.

7.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

7.14 Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Borrower, Lender and their respective agents have participated in the preparation hereof.

7.15 General Indemnification. Borrower agrees to indemnify Lender, its officers, directors, employees and agents (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") and each of them and agrees to hold each of them harmless from and against any and all losses, liabilities, damages, costs, expenses and claims of any and every kind whatsoever (except those arising solely by reason of the gross negligence or willful misconduct of an Indemnified Party) which may be imposed on, incurred by, or asserted against the Indemnified Parties or any of them arising by reason of any action or inaction or omission to any act legally required of Borrower (including as required pursuant hereto or pursuant to any other Loan Document).

7.16 Standard of Care; Limitation of Damage. Lender shall be liable to Borrower only for matters arising from this Agreement or otherwise related to the Obligations resulting from Lender's gross negligence or willful misconduct, and liability for all other matters is hereby waived. Lender shall not in any event be liable to Borrower for special or consequential damages arising from this Agreement or otherwise related to the Obligations.

7.17 Consent to Jurisdiction, Exclusive Venue. Borrower hereby irrevocably consents to the jurisdiction of the United States District Court for the Northern District of Georgia and of all Georgia state courts sitting in Fulton County, Georgia, for the purpose of any litigation to which Lender may be a party and which concerns this Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Fulton County, Georgia, unless Lender agrees to the contrary in writing.

7.18 Waiver of Trial by Jury. LENDER AND BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT

         OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                LENDER:

                                RONHOW, LLC, a Georgia limited liability company

                                By: Ronus, Inc., a Georgia corporation,
                                Managing Member


                                By: /s/ Robert L. Anderson
                                    -------------------------------
                                    Robert L. Anderson, President



                                BORROWER:

                                HAROLD'S STORES, INC.,
                                an Oklahoma corporation

                                By: /s/ Leonard M. Snyder
                                    -------------------------------
                                Title: Interim CEO
                                       ----------------------------







                 [Signature Page to Subordinated Loan Agreement]

                               INDEX OF SCHEDULES
                               ------------------

Schedule 2.1(b) - Subsidiaries
Schedule 2.1(j) - Debt and Liens

                                    EXHIBIT A
                                    ---------

                                   Guarantors

Harold's Financial Corporation
Harold's Direct, Inc.
Harold's Stores of Texas, L.P.
Harold's of Jackson, Inc.
The Corner Properties, Inc.
Harold's Limited Partners, Inc.
Harold's DBO, Inc.
HSTX, Inc.

                                 SCHEDULE 2.1(B)
                                       TO
                           SUBORDINATED LOAN AGREEMENT

                                  SUBSIDIARIES


Direct Subsidiaries:
--------------------

Harold's Financial Corporation

Harold's Direct, Inc.

Harold's Limited Partners, Inc.

Harold's DBO, Inc.

HSTX, Inc.

Harold's of Jackson, Inc.

The Corner Properties, Inc.



Indirect Subsidiary:
--------------------

Harold's Stores of Texas, L.P.(1)








-------------
(1) HSTX, Inc. is a 1% General Partner and Harold's Limited Partners, Inc. is a 99% Limited Partner.

                                 SCHEDULE 2.1(J)
                                       TO
                           SUBORDINATED LOAN AGREEMENT

                                 DEBT AND LIENS


Debt:
-----

Borrowings under a line of credit from Wells Fargo Retail Finance with a maximum availability equal to the lesser of $28,000,000 or of $22,000,000, plus outstanding participant advances, bearing interest at a weighted-average variable rate (7.54% at July 29, 2006) payable monthly, due February 2010, with a balance due at July 29, 2006 of approximately $24,219,000, secured by substantially all of the assets of Borrower.

Note payable to American Bank of Texas, secured by building and land, bearing interest at a fixed rate of 6.85%, due in monthly installments of principal and interest of approximately $12,000, with the final payment due February 2012 and with a balance due at July 29, 2006 of approximately $1,225,640.

Capital lease obligation, secured by computer equipment, bearing interest at a fixed rate of 4.00%, due in quarterly installments of principal and interest or approximately $11,000, with final payment due October 2006 and with a balance due at July 29, 2006, of approximately $7,254.

Capital lease obligations aggregating $450,000 with IBM for point of sale computer equipment, secured by equipment, commencing October 1, 2005 and runs 24 months through September 2008.